UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2017

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On September 21, 2017 the Registrant entered into an agreement with Innovative Capital, LLC, pursuant to which the Registrant issued an aggregate of $300,000 of convertible notes, $100,000 of which mature on September 21, 2018, $100,000 of which on September 21, 2019, and $100,000 of which mature on September 21, 2020. The convertible notes may be converted into shares of common stock at a price of $0.03 per share. The convertible notes are unsecured and bear interest at the rate of 2% per annum. If the convertible notes are not converted prior to their respective maturity dates the Registrant will be obligated to pay to the holder a premium of $33,000, $66,667 and $133,000, respectively at each of the maturity dates.

The issuance of the convertible notes to Innovative Capital, LLC was in conjunction with the Registrant's purchase of the inventory of NP Fitness which supplied barbells, dumbbells and plates to Crunch Fitness, one of the Registrant's principal customers. As a result of these transactions, the Registrant will begin supplying such fitness equipment to Crunch Fitness and its franchisees, which will become an even more important relationship for the Registrant, roughly doubling the Registrant’s revenues from that customer. If the Registrant defaults on the convertible notes Innovative Capital, LLC will have the right, but not the obligation, to assume the strength training business from the Registrant.

On September 13, 2017, GCP, Inc., an affiliate of J. Gregory Barrow, the Registrant’s chief executive officer, lent the Registrant $45,000 pursuant to an unsecured promissory note. As described below under Item 8.01, the Registrant is putting in place a recapitalization plan and GCP, Inc. has agreed to convert this indebtedness into common stock pari passu as part of the Registrant’s proposed private placement of common stock.

This transaction was undertaken as part of the Registrant’s turnaround plan described in Item 8.01 below.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2017 the Registrant terminated its previously announced equity line of credit with GHS Investments, LLC. No securities were purchased under the equity line of credit.

On April 26, 2017 the Registrant determined to suspend its sports surfaces division which was acquired from Environmental Turf Services, LLC, an entity controlled by James Bateman, who joined the Registrant as president of the sports surfaces division in conjunction with the acquisition. In conjunction with the suspension of that division the Registrant terminated its employment agreement with Mr. Bateman.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 30, 2017, James M. Bateman resigned as a director following the discontinuance of the sports surfaces division.

On April 26, 2017, David E. Vautrin resigned as chief executive officer of the Registrant and on August 18, 2017 Mr. Vautrin resigned as a director.

On June 30, 2017, Scott Cameron resigned as chief financial officer of the Registrant.

None of the resignations described above related to a disagreement with the Registrant over management policies.

On April 26, 2017 J. Gregory Barrow joined the company as interim chief executive officer and on September 29, 2017 Mr. Barrow became the permanent chief executive officer and a director of the Registrant. On October 3, 2017, Mr. Barrow assumed the additional responsibilities of interim chief financial officer while the Registrant seeks a permanent chief financial officer.

ITEM 8.01 OTHER EVENTS.

The Registrant is currently undertaking efforts to restructure its business and capital structure, the plans for which are described below.

Restructuring the Organization.

On April 26, 2017 Mr. J. Gregory Barrow was appointed as interim chief executive officer. Mr. Barrow, 52, is the founder and Managing Director of General Capital Partners (GCP) and has an extensive background in business leadership, entrepreneurship and investment banking. On September 29, 2017 the board of the Registrant appointed Barrow as permanent CEO to lead the approved turnaround and restructuring plan. This includes vendor negotiations and employee reductions and transitions as needed and management has taken the necessary steps to align its organization with its vision.

The XFit Brands vision is “to bring the wealth of health worldwide” by building upon its legendary Throwdown brand and its position as the trusted advisor for functional fitness and training equipment to the leaders in the health club industry

Strategic Alliance with Core Health & Fitness

Throwdown and Core Health & Fitness entered into a term sheet to align themselves in several important areas. Core Health provides leading brands internationally (Stairmaster®, Star Trac®, Schwinn® and Nautilus®) and is under common control with Land America, a leading manufacturing operation. This new partnership affords Throwdown several key benefits:

●	Throwdown will manufacture its core products at Land America capturing freight and other additional synergies.

●	Core Health agrees to provide the credit enhancement as needed to help the companies expand the presence in mutual customers

●	As consideration for the credit enhancement, Throwdown agrees to work with Core Health and its sales force to market its propriety group training programing and solutions alongside the Core Health brands.

●	Core Health agrees to make a financial investment to ensure a smooth transition and ongoing inventory and facility support to meet the aggressive expansion plan that its mutual key customers are planning (see below).

Strength Training Division

Throwdown endeavored to expand its core competency of providing functional fitness equipment and group training programming (“Functional Fitness”) and is now also providing the dumbbell, plate and bar equipment (“Strength Training”) to its stable of key accounts. This new division now more than doubles the overall revenue in each new gym that Throwdown supplies going forward.

Throwdown agreed to terms and is willing to proceed under an asset purchase agreement in order to establish this business unit. Throwdown assumed operational responsibility for the Strength Training inventory assets of NP Fitness on September 15, 2017 and will all also assume all outstanding customer orders related to that inventory. All related inventory will ship from the Throwdown facility in tandem with the functional fitness and group training equipment as soon as reasonable. Throwdown is obligated to pay for the assets purchased within 120 calendar days from September 15, 2017, the date Throwdown agreed to undertake supply of the Strength Training equipment to Crunch Fitness. The seller will have a first lien position on all related inventory and related accounts receivable until the assets are paid for by Throwdown.

Additional Capital Infusion and Restructuring of Cap Table

The Registrant is currently in default under its 12% senior secured promissory note with PIMCO, having failed to pay interest on this since March 2017. The Registrant refinanced its obligations with PIMCO in December 2016 principally to capitalize the sports surfaces division acquired from Environmental Turf Services LLC. At the time of acquisition, it was represented that Environmental Turf Services LLC had substantial backlog and needed these funds to pay outstanding accounts receivable and to provide working capital for a substantial increase in this business. During the six months in which the Registrant ran the sports surfaces division it was determined that the acquired accounts receivable were largely uncollectible and that there was no backlog. The Registrant promptly moved to cut further losses by discontinuing the sports surfaces division but was left with additional debt that it was unable to service. The Registrant has been in discussions with PIMCO regarding a restructuring of its financial obligations with PIMCO. In conjunction with this restructuring the Registrant anticipates bringing in up to $1.2 million in new capital through a private placement of its common stock. Management believes that it will be able to operate profitably as a Functional Fitness lifestyle company. Management of the Registrant regrets the failure the failure to provide current information regarding the status of the company, which was caused by the considerable uncertainty associated with the turnaround plan necessary to return it to viability.  While considerable uncertainty remains, management is pleased with the progress to date.  Management intends to make regular status reports in the future as events unfold.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	Convertible Note due September 2018 issued to Innovative Capital, LLC

4.2	Convertible Note due September 2019 issued to Innovative Capital, LLC

4.3	Convertible Note due September 2020 issued to Innovative Capital, LLC

10.1	Promissory Note issued to GCP, Inc.

10.2	Note Purchase Agreement between Registrant and Innovative Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.

(Registrant)

Date: October 4, 2017	By:	/s/ J. Gregory Barrow
J. Gregory Barrow
Chief Executive Officer